Exhibit 10.1

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of July 28, 2013 by and among Dana Holding Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (each, a “Seller,” and collectively, the “Sellers”).

RECITALS

WHEREAS, each Seller is the record and beneficial owner of the number of shares of 4.0% Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) set forth opposite such Seller’s name on Schedule A hereto; and

WHEREAS, each Seller desires to sell all of its shares of Series A Preferred Stock, and the Company desires to purchase from each Seller all of such Seller’s shares of Series A Preferred Stock, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE AND SALE

Section 1.1 Repurchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), each of the Sellers shall sell, convey, transfer, assign and deliver to the Company, free and clear of any Liens, and the Company shall purchase and acquire from each of the Sellers (the “Repurchase”), all of such Seller’s shares of Series A Preferred Stock, in exchange for a cash payment equal to: (a) the purchase price set forth opposite such Seller’s name on Schedule A hereto plus (b) the amount of accrued and unpaid dividends in respect of such Seller’s shares of Series A Preferred Stock through the Closing Date. By way of illustration, if the Closing Date (as defined below) were to occur on Friday, August 2, 2013, such amount in respect of accrued and unpaid dividends on all of the shares of Series A Preferred Stock would be $3,388,888.89.

Section 1.2 Withholding. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by the Company, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Sellers.

ARTICLE II

THE CLOSING AND OTHER OBLIGATIONS

Section 2.1 Closing; Closing Date. The closing of the repurchase and sale of the Series A Preferred Stock contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m. local time, on the date of the closing of the Debt Financing (as defined below), provided all the other conditions to the Closing set forth in Articles V and VI shall have been satisfied (or waived by the party entitled to wave the same) on such date (or are reasonably expected to be satisfied at closing), or at such other time, place and date that the parties may agree in writing. The date upon which the Closing occurs is referred to as the “Closing Date.”

Section 2.2 Transactions to be Effected at Closing. At the Closing, the following transactions shall be effected by the parties:

(a) The Sellers shall deliver to the Company: (i) certificates (or such other appropriate evidences of ownership) representing all outstanding shares of Series A Preferred Stock; (ii) a letter to the Company’s transfer agent to effect the cancellation of the Series A Preferred Stock that is reasonably acceptable to the Company; and (iii) a certificate or certificates, in compliance with Treasury Regulation Section 1.1445-2, certifying that the Repurchase is exempt from withholding under Section 1445 of the Code.

(b) The Company shall pay to each Seller, by wire transfer of immediately available funds to the bank account designated in writing by such Seller prior to the Closing Date, the amount payable to such Seller pursuant to Section 1.1 in respect of such Seller’s shares of Series A Preferred Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby represents and warrants to the Company as follows:

Section 3.1 Authority; Execution and Delivery; Enforceability.

(a) Such Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Such Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Repurchase. The sale, conveyance, transfer, assignment and delivery of the Series A Preferred Stock to the Company has been authorized by all requisite action of such Seller.

(c) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2 Ownership and Title. Such Seller has good and valid title to the shares of Series A Preferred Stock set forth opposite such Seller’s name on Schedule A hereto, free and clear of all Liens. Upon delivery to the Company at the Closing of certificates (or such other appropriate evidences of ownership) representing the shares of Series A Preferred Stock held by such Seller, good and valid title to such shares of Series A Preferred Stock will pass to the Company, free and clear of all Liens. Such Seller has not entered into any contract or agreement with, or granted any option or right to, any party (other than this Agreement and the Shareholders Agreement, dated as of January 31, 2008, by and among the Sellers and the Company) with respect to the shares of Series A Preferred Stock set forth opposite such Seller’s name on Schedule A hereto.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by such Seller does not and will not, the performance by such Seller of its obligations hereunder will not, and the consummation of the Repurchase will not:

(a) constitute a violation or breach of any organizational or similar document pursuant to which such Seller was formed;

(b) constitute a default under or a violation or breach of, or require the consent of any Person under, any provision of any contract or agreement to which such Seller is a party;

(c) violate any Law or any Order applicable to such Seller; or

(d) result in the creation of any Lien on the Series A Preferred Stock.

Section 3.4 No Consents or Authorizations Required. No notice to, consent, approval or authorization of, or designation, declaration or filing with any Governmental Authority or other Person is required by such Seller with respect to such Seller’s execution or delivery of this Agreement, such Seller’s performance of its obligations hereunder, or the consummation of the Repurchase.

Section 3.5 Actions; Orders. There are no pending or, to the knowledge of such Seller, threatened Actions before or by any Governmental Authority against such Seller that would reasonably be expected to adversely affect or restrict the ability of such Seller to execute and deliver this Agreement, to perform such Seller’s obligations under this Agreement, or to consummate the Repurchase. Such Seller is not subject to any outstanding Order that prohibits or otherwise restricts the ability of such Seller to perform its obligations hereunder or to consummate the Repurchase.

Section 3.6 No Finder. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Repurchase based upon any arrangements or contract or agreement made by such Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Sellers as follows:

Section 4.1 Authority; Execution and Delivery; Enforceability.

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Repurchase. The acquisition and purchase of the Series A Preferred Stock by the Company has been authorized by all requisite action of the Company.

(c) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.2 Non-Contravention. The execution and delivery of this Agreement by the Company does not and will not, the performance by the Company of its obligations hereunder will not, and the consummation of the Repurchase will not:

(a) constitute a violation or breach of the certificate of incorporation, as amended, or the by-laws, as amended, of the Company;

(b) constitute a default under or a violation or breach of, or require the consent of any Person under, any provision of any contract or agreement to which the Company is a party; or

(c) violate any Law or Order applicable to the Company.

Section 4.3 No Consents or Authorizations Required. No notice to, consent, approval or authorization of, or designation, declaration or filing with any Governmental Authority or other Person is required by the Company with respect to the Company’s execution or delivery of this Agreement, the Company’s performance of its obligations hereunder, or the consummation of the Repurchase.

Section 4.4 Actions; Orders. There are no pending or, to the knowledge of the Company, threatened Actions before or by any Governmental Authority against the Company that would reasonably be expected to adversely affect or restrict the ability of the Company to execute and deliver this Agreement, to perform the Company’s obligations under this Agreement, or to consummate the Repurchase. The Company is not subject to any outstanding Order that prohibits or otherwise restricts the ability of the Company to perform its obligations hereunder or to consummate the Repurchase.

Section 4.5 No Finder. Except with respect to Rothschild Inc., whose fees and expenses will be paid by the Company, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Repurchase based upon any arrangements or contract or agreement made by the Company.

Section 4.6 FIRPTA. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Sellers in writing) of the following conditions as of the Closing Date:

Section 5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true in all material respects as of the Closing Date.

Section 5.2 Legal Prohibition. No Law shall be in effect and no Order shall have been entered, in each case that (a) restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the Repurchase, or (b) declares unlawful the Repurchase or would cause the Repurchase to be rescinded.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date:

Section 6.1 Representations and Warranties. Each of the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

Section 6.2 Legal Prohibition. No Law shall be in effect and no Order shall have been entered, in each case that (a) restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the Repurchase, or (b) declares unlawful the Repurchase or would cause the Repurchase to be rescinded.

Section 6.3 Financing. The Company shall have received the proceeds of the issuance of new series of senior notes of the Company in an aggregate principal amount of not less than $600 million (the “Debt Financing”).

ARTICLE VII

EFFECTIVENESS AND TERMINATION

Section 7.1 Effectiveness. The obligations of the Company and the Sellers under Articles I and II shall become effective immediately upon the public announcement by the Company of the Debt Financing.

Section 7.2 Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

(a) by the mutual written consent of the Company and the Sellers;

(b) by the Company, upon written notice to the Sellers, if there has been a material violation, breach or inaccuracy of any representation or warranty of any Seller contained in this Agreement, which violation, breach or inaccuracy would cause the condition set forth in Section 6.1 not to be satisfied, and such violation, breach or inaccuracy has not been cured by the Sellers within 10 calendar days after receipt by the Sellers of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(c) by the Sellers, upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation or warranty of the Company contained in this Agreement, which violation, breach or inaccuracy would cause the condition set forth in Section 5.1 not to be satisfied, and such violation, breach or inaccuracy has not been cured by the Company within 10 calendar days after receipt by the Company of written notice thereof from the Sellers or is not reasonably capable of being cured prior to the Termination Date;

(d) by the Company, on the one hand, or the Sellers, on the other hand, upon written notice to the other, if (x) by the close of business on August 9, 2013, the Company shall not have entered into a binding purchase or underwriting agreement with respect to the Debt Financing, or (y) such an agreement has been entered into by such deadline, but a failure to consummate the closing thereunder has occurred and is continuing on August 16, 2013 (the earlier to occur of the trigger provided under clause (x) or (y), as applicable, the “Termination Date”); or

(e) by the Company, on the one hand, or the Sellers, on the other hand, upon written notice to the other, if any Governmental Authority shall have issued a final, non-appealable Order preventing or otherwise prohibiting the consummation of the Repurchase.

Section 7.3 Survival After Termination. If this Agreement is terminated in accordance with Section 7.2, this Agreement shall become void and of no further force and effect, except that the provisions of this Section 7.3 and Article VIII (Miscellaneous) shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Definitions. The following capitalized terms shall have the following meanings for all purposes of this Agreement:

(a) “Action” means any action, claim, demand, arbitration, hearing, complaint, investigation, litigation, suit or other proceeding.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Governmental Authority” means (i) any government, governmental authority, agency, commission, department, or other similar body, court, tribunal, arbitrator or arbitral body; (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(d) “Law” means any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority.

(e) “Lien” means any lien, mortgage, pledge, charge, security interest, right of first refusal, right of first offer, easement, restriction, covenant, condition, option or encumbrance.

(f) “Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of any Governmental Authority.

(g) “Person” means any natural person, corporation, company, partnership, association, limited liability company, business enterprise, trust or other legal entity, including any Governmental Authority.

Section 8.2 Further Assurances. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Article VII, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the Repurchase.

Section 8.3 Survival. Each representation and warranty contained in this Agreement shall survive the Closing.

Section 8.4 Expenses. Each party hereto shall pay all of its own fees, costs and expenses (including attorneys’ fees, costs and expenses) in connection with the preparation and negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Repurchase.

Section 8.5 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and the Sellers.

Section 8.6 Entire Agreement. This Agreement contains all of the terms,

conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, in respect of such subject matter. None of the Sellers or the Company, or any of their respective representatives, directors, officers or stockholders, has made any representations or warranties, express or implied, of any nature whatsoever relating to the Sellers or the Company or otherwise in connection with the Repurchase, other than those representations and warranties expressly set forth in this Agreement.

Section 8.7 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address set forth below, to the Persons indicated:

If to the Company, to:

Dana Holding Corporation

3939 Technology Drive

Maumee, OH 43537

Attention:         Marc S. Levin, Esq.

Facsimile:         (419) 887-5200

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:         David S. Huntington, Esq.

                         Tarun M. Stewart, Esq.

Facsimile:         (212) 757-3990

If to any Seller, to:

Centerbridge Capital Partners, L.P.

375 Park Avenue

12th Floor

New York, NY 10152

Attention:         Susanne Clark

Facsimile:        (212) 672-4501

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention:        Wilson S. Neely, Esq.

Facsimile:        (212) 455-2502

Section 8.8 Waiver. Waiver of any provision of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same provision or a waiver of any other provision of this Agreement.

Section 8.9 Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the Company (in the case of any assignment by any Seller) or the Sellers (in the case of any assignment by the Company), and any purported assignment or other transfer without such consent shall be void and unenforceable. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.

Section 8.10 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person not a party or a permitted assignee of a party to this Agreement.

Section 8.11 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal Laws of the State of Delaware.

Section 8.12 Consent to Jurisdiction and Service of Process.

(a) Other than an Action for equitable relief as set forth in Section 8.12(b), any Action seeking to enforce any provision of, or, directly or indirectly arising out of or in any way relating to, this Agreement or the Repurchase shall be brought in any Delaware state or federal court located in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.7 shall be deemed effective service of process on such party.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 8.12(a), this being in addition to any other remedy to which they are entitled at law or in equity in one or more jurisdictions (whether concurrently or not) if and to the extent permitted by Law.

Section 8.13 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any Action directly or indirectly arising out of or relating to this Agreement or the Repurchase (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented or warranted, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

Section 8.14 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

DANA HOLDING CORPORATION

By:	/s/ Marc S. Levin
Name:	Marc S. Levin
Title:	Secretary

[Signature Page to Stock Repurchase Agreement]

SELLERS:

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to Stock Repurchase Agreement]

CENTERBRIDGE CAPITAL PARTNERS B, CO-INVESTMENT, L.P.

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:	/s/ Jeffrey A. Gelfand
Name:	Jeffrey A. Gelfand
Title:	Authorized Person

[Signature Page to Stock Repurchase Agreement]

Schedule A

Seller	Shares of Series A Preferred Stock	Purchase Price
Centerbridge Capital Partners, L.P.	2,360,631	$445,215,402.35
Centerbridge Capital Partners Strategic, L.P.	83,810	$15,806,580.05
Centerbridge Capital Partners SBS, L.P.	50,559	$9,535,435.88
Centerbridge Capital Partners B Co-Investment, L.P	5,000	$943,000.84

Total	2,500,000	$471,500,419.11